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                                                                    EXHIBIT 5(a)

                     [Thelen, Reid & Priest LLP Letterhead]





                               September 28, 2004



Jersey Central Power & Light Company
c/o FirstEnergy Corp.
70 South Main Street
Akron, Ohio 44308-1890


         Re:      Registration Statement on Form S-4
                  -------------------------------------------

Ladies and Gentlemen:

                  Jersey Central Power & Light Company (the "Company") has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-4 dated September 16, 2004, as amended by Amendment No. 1 thereto, dated the date hereof (the "Registration Statement"), of which this opinion is to be a part. The Registration Statement relates to the proposed offer (the "Exchange Offer") by the Company to exchange any and all of its outstanding 5.625% Senior Notes due 2016 (the "Original Notes") for an equal principal amount of the Company's 5.625% Exchange Senior Notes due 2016 (the "Exchange Notes") to be registered under the 1933 Act. The Original Notes were, and the Exchange Notes will be, issued under the indenture, dated as of July 1, 1999 (the "Indenture"), between the Company and The Bank of New York, as successor trustee. The Original Notes are, and the Exchange Notes will be, secured by first mortgage bonds until a release date described in the Prospectus which is part of the Registration Statement.

                  We have been counsel to the Company for many years. In such capacity, we are familiar with the affairs of the Company and the transactions that are the subject matter of the Registration Statement. We have examined such corporate records of the Company and such other instruments, documents, certificates and agreements, including the Indenture, and made such further investigation as we have deemed necessary as a basis for this opinion.

                  For the purposes of this opinion, we have assumed that (1) the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the requisite authorizations, approvals, consents or exemptions under the


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Jersey Central Power & Light Company
September 28, 2004
Page 2

securities laws of the various States and other jurisdictions of the United States, (2) prior to the issuance and delivery of the Exchange Notes, all necessary corporate action required on the part of the Company shall have been duly taken and all necessary documents relating thereto shall have been executed and delivered, (3) the Commission shall have issued an order declaring the Registration Statement effective under the 1933 Act, and (4) the issuance and delivery of the Exchange Notes do not violate Section 12(f) of the Public Utility Holding Company Act of 1935, as amended, or Rule 70 thereunder.

                  Based upon the foregoing, we are of the opinion that, subject to the foregoing assumptions and qualifications, the Exchange Notes have been duly authorized for issuance and, when duly executed by the Company, properly authenticated by the Trustee under the Indenture and delivered by the Company in exchange for an equal principal amount of Original Notes as contemplated by the Registration Statement, the Exchange Notes will be legally issued and will be binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally (including, without limitation, the Atomic Energy Act and applicable regulations of the Nuclear Regulatory Commission thereunder) and general equitable principles.

                  Certain members of this firm are admitted to the Bar of the State of New Jersey. We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of New Jersey. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this letter.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                            Very truly yours,



                                            /s/ Thelen Reid & Priest LLP